Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-230659 and 333-251327) and Form S-8 (Nos. 333-198240, 333-202886, 333-210059, 333-216622, 333-223513, 333-230126, 333-237115, 333-254143, and 333-258642) of Ocular Therapeutix, Inc. of our report dated February 28, 2022 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2022